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                                                                      Exhibit 16
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 [Arthur Andersen LLP letterhead]

 June 24, 2002

 Office of the Chief Accountant
 Securities and Exchange Commission
 450 Fifth Street, N.W.
 Washington, D.C. 20549

 Dear Sir/Madam:

The representations made in this letter are based solely on discussions with and representations from the engagement partner on the audits of the financial statements of this registrant for the two most recent fiscal years. That individual is no longer with Arthur Andersen LLP. We have read paragraphs 1 through 6 (as it relates to Arthur Andersen) of Item 4 included in the Form 8-K dated June 24, 2002 of Semtech Corporation filed with the Securities and Exchange Commission and have found no basis for disagreement with the statements contained therein.

 Very truly yours,

 /s/ Arthur Andersen LLP

 Arthur Andersen LLP

 cc:  David G. Franz, Vice President and
      Chief Financial Officer, Semtech Corporation